EXHIBIT 6(b)	By-Laws of OM Financial Life Insurance Company

OM FINANCIAL LIFE INSURANCE COMPANY

BY-LAWS

ARTICLE I.

STOCKHOLDERS

SECTION 1.01.	Annual Meeting

The Company shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers at such time and on such day within the month of May as shall be fixed by the Board of Directors. Except as the Articles of Incorporation or statute provides otherwise any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Company’s existence or affect any otherwise valid corporate acts.

SECTION 1.02.	Special Meeting

At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Company) with or without a meeting.

SECTION 1.03.	Place of Meetings

Meetings of stockholders shall be held at such place in the State of Maryland or in the United States as is set from time to time by the Board of Directors.

SECTION. 1.04.	Notice of Meetings; Waiver of Notice

Not less than (10) nor more than sixty (60) days before each stockholders meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Company. Notwithstanding the foregoing provisions~ each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders~ meetings, or is present at the meeting in person or by proxy. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 1.05.	Quorum; Voting

Unless statute or the Articles of Incorporation provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than 'by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted at the meeting as originally notified. In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

SECTION 1.06.	General Right to Vote; Proxies

Unless the Articles of Incorporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than eleven (11) months after its date.

SECTION 1.07.	List of Stockholders

At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

SECTION 1.08.	Conduct of Voting

At all meetings of stockholders, unless the voting is conducted by judges, the proxies and ballots shall be received, and all questions touching the qualification of votes and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast ten percent (107.) in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

ARTICLE II.

BOARD OF DIRECTORS

SECTION 2.01.	Function of Directors

The business and affairs of the Company shall be managed under the direction of its Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Articles of Incorporation or By-Laws.

SECTION 2.02.	Number of Directors

The Company shall have at least three (3) directors until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors to not exceeding twenty-five (25) nor less than the minimum number permitted herein, but the action may not affect the tenure of office of any director.

SECTION 2.03.	Election and Tenure of• Directors

At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

SECTION 2.04.	Removal of Director

The stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

SECTION 2.05.	Vacancy on Board

The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors and a majority• of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director.

SECTION 2.06.	Regular Meetings

After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business; and in the event that no other time is designated by the stockholders, the Board of Directors shall meet one hour after the time for such stockholders~ meeting or immediately following the close of such meeting, whichever is later, on the day of such meeting. Such first regular meeting shall be held at any place in or out of the State of Maryland as may be designated by the stockholders, or in default of such designation at the place designated by the Board of Directors for such first regular meeting, or in default of such designation at the place of the holding of the immediately preceding meeting of stockholders. No notice of such first meeting shall be necessary if held as hereinabove provided. Any other regular meeting of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland, but within the United States, as may be designated from time to time by the Board of Directors.

SECTION 2.07.	Special Meeting

Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland as may be designated from time to time by the Board of Directors. In the absence of such designation such meeting shall be held at such place as may be designated in the call.

SECTION 2.08.	Notice of Meeting

Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at least twenty-four (24) hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Company, at least seventy-two (72) hours before the time of the meeting. Unless the By-Laws or a resolution of the Board of Directors provide otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 2.09.	Action by Directors

Unless statute or the Articles of Incorporation or By-Laws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

SECTION 2.10.	Meeting by Conference Telephone

Members of the Board of Directors may participate in a meeting by means of• a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 2.11.	Compensation

By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors (excluding directors who are officers of the Company). A director who serves the Company in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

SECTION 2.12.                   Limitation of Liability

No Director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless (i) the Director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provisions of this Section 12.12 shall not apply to (i) the responsibility or liability of a Director pursuant to any criminal statute; or (ii) the liability of a Director for the payment of taxes pursuant to local, state or federal law. Neither the amendment nor the repeal of this section shall eliminate or reduce the effect of this section with respect to any matter occurring, or any cause of action, suit or claim that but for this section would accrue or arise, prior to such amendment or repeal.

ARTICLE III

COMMITTEES

SECTION 3.01.	Committees

The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two (2) or more directors and delegate to these committees any of the powers of the Board of Directors, except the-power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

SECTION 3.02.	Procedure

Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

SECTION 3.03.	Emergency

In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Company by its directors and officers as contemplated by the Articles of Incorporation and the By-Laws, any two (2) or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the company in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two (2) members of the then incumbent Executive Committee, the available two (2) members of the Board of Directors, whether or not they be the Executive Committee for the full conduct and management of the affairs of the company in accordance with the aforegoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive committee acting under this Section that it shall be to the advantage of the company to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.

ARTICLE IV

OFFICERS

SECTION 4.01.	Executive Officers

The Company shall have a Chairman of the Board, who shall be a director of the Company, a President, who shall be a director of the Company, a Secretary and a Treasurer. It may also have one or more Vice-Presidents, one or more Assistant Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. A person may hold more than one office in the Company but may not serve concurrently as both President and Vice-President of the Company.

SECTION 4.02.	Chairman of the Board

The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are from time to time assigned to him by the Board of Directors.

SECTION 4.03.	President

n the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present; he shall have general charge and supervision of the assets and affairs of the Company; he may sign and execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company; and, in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors.

SECTION 4.04.	Vice-Presidents

The Vice-President or Vice-Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

SECTION 4.05.	Secretary

The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be custodian of the records of the Company; he shall witness all documents on behalf of the Company, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors or the President.

SECTION 4.06.	Treasurer

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit, or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Company; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors or the President.

SECTION 4.07.	Assistant Officers

The Assistant Vice-Presidents shall have such duties as are from time to time assigned to them by the Board of Directors or the President. The Assistant Secretaries shall have such duties as are from time to time assigned to them by the Board of Directors or the Secretary. The Assistant Treasurers shall have such duties as are from time to time assigned to them by the Board of Directors or the Treasurer.

SECTION 4.08.                       Other Officers

The Company may have such other officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to Section 4.10 may prescribe.

SECTION 4.09.	Compensation

The Board of Directors shall have power to fix the salaries and other compensation .and remuneration, of whatever kind, of all officers of the Company. It may authorize any committee or officer, upon whom the power of appointing other officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

SECTION 4.10.	Election, Tenure and Removal of Officers

The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint other officers. An officer serves for one year and until his successor is elected and qualifies. If the Board of Directors in its judgment finds that the best interests of the Company will be served, it may remove any officer or agent of the Company. The removal of an officer or agent does not prejudice any of his contract rights. The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term.

ARTICLE V

STOCK

SECTION 5.01.	Certificates of Stock

Each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Company. Each stock certificate shall include on its face the name of the corporation that issues it, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

SECTION 5.02.	Transfers

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

SECTION 5.03.	Record Date and Closing of Transfer Books

The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be more than sixty (60) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the record date of the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

SECTION 5.04.	Stock Ledger

The Company shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Company in the State of Maryland.

SECTION 5.05.	Lost Stock Certificates

The Board of Directors of the Company may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Company. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

ARTICLE VI

FINANCE

SECTION 6.01.	Checks, Drafts, Etc.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

SECTION 6.02.	Annual Statement of Affairs

There shall be prepared annually a full and correct statement of the affairs of the Company, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within twenty (20) days after the meeting, placed on file at the Company's principal office.

SECTION 6.03.	Fiscal Year

The fiscal year of the Company shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

ARTICLE VII

SUNDRY PROVISIONS

SECTION 7.01.	Books and Records

The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Company may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

SECTION 7.02.	Corporate Seal

The Board of Directors shall provide a suitable seal, bearing the name of the Company, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

SECTION 7.03.	Bonds

The Board of Directors may require any officer, agent or employee of the Company to give a bond to the Company, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTION 7.04.	Voting Upon Shares in Other Corporations

Stock of other corporations or associations, registered in the name of the Company, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 7.05.	Mail

Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

SECTION 7.06.	Execution of Documents

A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

SECTION 7.07.	Amendments

Subject to the special provisions of Section 2.02, any and all provisions of these By-laws may be altered, amended, repealed or added to by a majority vote of a quorum at any regular or special meeting of the stockholders or of the Board of Directors.

SECTION 7.08.	Charter Documents

For the purpose of these By-Laws the term “Articles of Incorporation” includes all charter documents.

ARTICLE VIII

ADDENDUM

SECTION 8.01.                   Compliance with Federal Securities Law

Insofar as indemnification or insurance benefits for liability arising under the Securities Act of 1933 and Section 17 of the 1940 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification and insurance benefits is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification or insurance benefits against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification or insurance benefits by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ARTICLE IX

Indemnification

Section 9.01.                      Indemnification of Directors and Officers

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the corporation , or is or was serving at the request of the corporation as a director or officer of another corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extend and under the circumstances permitted by the Annotated code of Maryland, Section 2-418 or any other applicable Maryland statutory or decisional law, as amended or interpreted. Such indemnification (unless otherwise ordered by a Court) shall be made as authorized in a specific case under determination that applicable standards of conduct set forth in the Annotated Code of Maryland or any other applicable Maryland statutory or decisional law, as amended or interpreted. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with any such action, suit or proceeding, or (2) if such a quorum is not attainable, or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, or (3) by the shareholders, or (4) by the Court in which such action, suit or proceeding was brought.

SECTION 9.02.                   Other rights

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Bylaws, any agreement, vote of shareholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 9.03.                 Advance Payment of Expenses

The corporation may pay expenses, including attorney’s fees, incurred in defending any action, suit or proceeding referred to in Section 1 of this Article, in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

SECTION 9.04.                Insurance

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, trustee, officer or employee of another corporation, domestic or foreign, non profit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or rising out of the status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

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